EXHIBIT 99.1

NEWS RELEASE

For further information contact:
Greg Rosenstein                           Cathy Green
Manager of Investor Relations             Chief Financial Officer
(318) 234-4590                            (318) 234-4590

               PROFITABLE SECOND QUARTER REPORTED BY AMERICAN OILFIELD
                                        DIVERS


             Lafayette,  LA  --  American  Oilfield Divers, Inc. (NASDAQ:
             DIVE) today reported net income of $471,000 (or $0.07 per share) on revenue of $19.2 million for the fiscal second quarter ended April 30, 1996, compared to a net loss of $2,126,000 (or a loss of $0.32 per share) on revenue of $12.3 million for the same period a year ago.

             "We obtained positive second quarter results despite low Gulf of Mexico activity during March and April due to traditional seasonality," said George C. Yax, AOD's Chairman of the Board, Chief Executive Officer and President. "The positive second quarter results were accomplished as a result of increased market development of our U.S. Inland and West Coast operations; increased demand for Big Inch pipeline connectors and tie-ins; the addition of our jackup derrick barge, the American Intrepid; the continued internal focus on cost control; and overall improved gross profit margins. It is encouraging to see that our diversification strategy, initiated over the previous two years, has progressed and is now significantly contributing to our profitability."

             The Company's gross profit percentage was 34 percent in the second quarter of 1996 compared with 20 percent in the second quarter of 1995. AOD averaged 74 dive crews per day during the second quarter of 1996 compared with 59 dive crews per day for the second quarter of 1995. Vessel utilization was 39 percent during the second quarter of 1996 compared with 26 percent during the second quarter of 1995. Included in AOD's results of operations for the second quarter of fiscal 1996 is other income (net) of $231,000 (or $0.02 per share after tax), which includes interest income, a non-recurring gain on the March 1996 sale of the Company's pipelay/bury barge, the American Enterprise, and other income, all of which were offset by a loss on the disposal of certain other fixed assets and interest expense.

             "By any measure, our first six months of fiscal 1996 were better than anticipated," Yax said. "Going forward in fiscal 1996, we believe we will continue to benefit from further penetration in our new market areas, increasing demand in the Gulf of Mexico diving market, and our diligent focus on controlling costs. As a result of our acquisitions announced in April, in which we acquired, among other things, diving equipment and four diving support vessels, we believe we are now well positioned to service the anticipated demand of our Gulf of Mexico customers."

             Through 38 days of the third quarter of fiscal 1996, the Company has averaged approximately 112 dive crews per day and approximately 55 percent vessel utilization. This compares to 106 dive crews per day and 51 percent vessel utilization for the entire third quarter of fiscal 1995.

             American Oilfield Divers, Inc., is a leading provider of diving services, subsea products, marine construction and environmental services to the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers.

                                 Tables follow . . .

                            AMERICAN OILFIELD DIVERS, INC.
              Consolidated Results of Operations and Financial Position
                    ($ in thousands except for per share amounts)




                                            Three Months Ended      Six Months Ended
                                                 April 30,               April 30,
                                                 _________               _________
Income Statement                             1996       1995         1996        1995
                                             _____      _____        _____       _____
Diving and related revenues                 $19,179    $12,287      $41,341     $31,925
                                            ________   ________     ________    ________
Operating income (loss)                         595     (3,117)       2,022      (2,733)
Other  income (expense), net                    231       (243)         (15)       (435)
                                            ________   ________     ________    ________
Income (loss) before income taxes
and minority interest                            826     (3,360)      2,007      (3,168)
Income tax provision (benefit)                   355     (1,281)        827      (1,183)
Minority interest in earnings of subsidiary      ---         47         ---         ---
                                            ________   ________     ________    ________
Net income (loss)                            $   471    $(2,126)    $ 1,180     $(1,985)
                                            ________   ________     ________    ________
Net income (loss) per share                  $   .07    $  (.32)    $   .18     $  (.30)
                                            ________   ________     ________    ________
Weighted average shares outstanding            6,726      6,709       6,718       6,709
                                            ________   ________     ________    ________
Operational Data
Dive crew days                                 6,662      5,247      15,126      13,658
Dive crews per day                                74         59          83          75
Diving support vessel utilization                 39%        26%         43%         40%
Earnings before interest, taxes,
  depreciation and amortization (EBITDA)      $1,932    $(1,920)     $4,696       $(340)
EBITDA as % of revenue                          10.1%     (15.6%)      11.4%       (1.1%)
SG&A as % of revenue                            23.8%      35.7%       22.6%       27.5%

                                                            April 30,
                                                             _________
Balance Sheet                                            1996       1995
                                                         _____      _____
Assets:
Current assets                                         $28,733      $25,003
Plant and equipment, net                                27,385       27,729
Other long-term assets                                   3,048        3,309
                                                       ________     ________
Total assets                                           $59,166      $56,041
                                                       ========     ========
Liabilities & Stockholders' Equity:
Current liabilities                                    $ 9,210      $12,687
Long-term debt                                           9,125        6,122
Minority interest in subsidiary                             --         (116)
Stockholders' equity                                    40,831       37,348
                                                       _______      _______
Total liabilities & stockholders equity                $59,166      $56,041
                                                       =======      =======

More...


                                     Three Months Ended April 30, 1996
=================================================================================================
                                                            Inland and
                                  Gulf       International  West Coast     Subsea
                                 Services<F1>  Services<F2>  Services<F3> Products<F4>   Total
                                ____________ ______________ ____________  ___________  _________

Diving and Related Revenues      $10,617         $2,292       $4,773       $1,497       $19,179

Diving and Related Expenses      $ 7,335         $1,244       $3,370       $  736       $12,685

Gross Profit                     $ 3,282         $1,048       $1,403       $  761       $ 6,494

Gross Profit Percentage             30.9%          45.7%        29.4%        50.8%         33.9%



                                  Three Months Ended April 30, 1995
=================================================================================================
                                                            Inland and
                                  Gulf       International  West Coast     Subsea
                                 Services<F1>  Services<F2>  Services<F3> Products<F4>   Total
                                ____________ ______________ ____________  ___________  _________

Diving and Related Revenues      $ 7,785         $2,115       $1,267       $1,120       $12,287

Diving and Related Expenses      $ 6,622         $1,229       $1,265       $  703       $ 9,819

Gross Profit                     $ 1,163         $  886       $    2       $  417       $ 2,468

Gross Profit Percentage             14.9%          41.9%         ---%        37.2%         20.0%


<F1> Includes  diving  and  related services,  pipelay/bury  and
     derrick   barge  services  provided   by   American   Marine
     Construction, Inc. and environmental remediation and oil spill response services provided by American Pollution Control, Inc., all of which were performed in the Gulf of Mexico. The pipelay/bury barge was sold effective March 1, 1996.

<F2> Includes  all diving and related services performed outside the United States  and  its  coastal waters except for Latin
     America,  which  is  included  in   inland  and  west  coast
     services.

<F3> Includes  diving and related services  off  the  U.S.  West
     Coast by American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes  manufacturing  and marketing of Big Inch pipeline connectors and Tarpon marginal well production systems.

                                      more . . .


                                  Six Months Ended April 30, 1996
=================================================================================================
                                                            Inland and
                                  Gulf       International  West Coast     Subsea
                                 Services<F1>  Services<F2>  Services<F3> Products<F4>   Total
                                ____________ ______________ ____________  ___________  _________
Diving and Related Revenues      $23,717         $4,068       $10,997      $2,559       $41,341

Diving and Related Expenses      $16,491         $2,166       $ 7,351      $1,304       $27,312

Gross Profit                     $ 7,226         $1,902       $ 3,646      $1,255       $14,029

Gross Profit Percentage             30.5%          46.8%         33.2%       49.0%         33.9%



                                    Six Months Ended April 30, 1995
=================================================================================================
                                                            Inland and
                                  Gulf       International  West Coast     Subsea
                                 Services<F1>  Services<F2>  Services<F3> Products<F4>   Total
                                ____________ ______________ ____________  ___________  _________
Diving and Related Revenues      $20,211         $4,308       $4,956       $2,450       $31,925

Diving and Related Expenses      $14,971         $2,815       $4,222       $1,481       $23,489

Gross Profit                     $ 5,240         $1,493       $  734       $  969       $ 8,436

Gross Profit Percentage             25.9%          34.7%        14.8%        40.0%         26.4%

<F1>  Includes  diving  and  related  services,  pipelay/bury and
      derrick   barge   services   provided   by  American  Marine
      Construction, Inc. and environmental remediation and oil spill response services provided by American Pollution Control, Inc., all of which were performed in the Gulf of Mexico. The pipelay/bury barge was sold effective March 1, 1996.

<F2>  Includes all diving and related services performed  outside the  United  States  and its coastal waters except for Latin
      America,  which  is  included   in  inland  and  west  coast
      services.

<F3>  Includes  diving and related services  off  the  U.S.  West
      Coast by American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4>  Includes  manufacturing  and marketing of Big Inch pipeline connectors and Tarpon marginal well production systems.


                                   # # # #